UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  May 11, 2006

THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2006, Theravance, Inc., a Delaware corporation (“Theravance”), amended an existing supply agreement (the “SPT Supply Amendment”) with ScinoPharm Taiwan, Ltd. and Biddle Sawyer Pharma LLC, affiliated contract manufacturing organizations (together, “SPT”), to provide for the commercial manufacture and supply of telavancin active pharmaceutical ingredient (“API”). Telavancin, the lead product candidate in our bacterial infections program, is currently in Phase 3 clinical studies for complicated skin and skin structure infections and hospital-acquired pneumonia. Until this amendment, the SPT Supply Agreement had provided for manufacture and supply of API for clinical use only.

Under the SPT Supply Amendment, SPT will make and sell telavancin API exclusively to Theravance. The work performed by SPT pursuant to the SPT Supply Amendment is subject to the terms of a quality agreement governing, among other matters, validation and manufacturing processes, API analysis, reporting, audits, packaging and adverse event handling. The SPT Supply Amendment is terminable by either party in the event of (1) bankruptcy or insolvency of the other party or (2) material breach by the other party which is not remedied within a specified period.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: May 12, 2006	By:	/s/ Rick E Winningham
Rick E Winningham
Chief Executive Officer

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